EXHIBIT 2.3

AMENDMENT NO. 1 TO THE BYLAWS

 OF

6D BYTES INC.

The Bylaws of 6d bytes inc., a Delaware corporation (the “Company”), are hereby amended as follows:

1. Section 36 of the Bylaws is hereby amended and restated in its entirety to read as follows (with the deleted text ~~struck through~~ and added text underlined and in bold):

Section 36. Restrictions on Transfer.

(a) No holder of any of the shares of stock of the corporation may sell, transfer, assign, pledge, or otherwise dispose of or encumber any of the shares of stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise (each, a “Transfer”) without the prior written consent of the corporation, upon duly authorized action of its Board of Directors. The corporation may withhold consent for any legitimate corporate purpose, as determined by the Board of Directors. Examples of the basis for the corporation to withhold its consent include, without limitation, (i) if such Transfer to individuals, companies or any other form of entity identified by the corporation as a potential competitor or considered by the corporation to be unfriendly; or (ii) if such Transfer increases the risk of the corporation having a class of security held of record by 2,000 or more persons, or 500 or more persons who are not accredited investors (as such term is defined by the SEC), as described in Section 12(g) of the 1934 Act and any related regulations, or otherwise requiring the corporation to register any class of securities under the 1934 Act; or (iii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the corporation in connection with the initial issuance of such shares or the issuance of any other securities; or (iv) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, internet site, or similar method of communication, including without limitation any trading portal or internet site intended to facilitate secondary transfers of securities; or (v) if such Transfer is to be effected in a brokered transaction; or (vi) if such Transfer represents a Transfer of less than all of the shares then held by the stockholder and its affiliates or is to be made to more than a single transferee.

(b) If a stockholder desires to Transfer any shares, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer. Any shares proposed to be transferred to which Transfer the corporation has consented pursuant to paragraph (a) of this Section will first be subject to the corporation’s right of first refusal located in Section 46 of these Bylaws.

(c) Any Transfer, or purported Transfer, of shares not made in strict compliance with this Section shall be null and void, shall not be recorded on the books of the corporation and shall not be recognized by the corporation.

(d) The foregoing restriction on Transfer shall terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act of 1933, as amended (the “1933 Act”).

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(e) The foregoing restriction on Transfer will not apply to theTransfer of shares of Preferred Stock or to the Transfer of any shares of Common Stock issued upon the conversion of any shares of Preferred Stock.

~~(e)~~(f) Anything to the contrary contained herein notwithstanding, the transactions set forth in Section 46(f)(1)-(7) shall be exempt from the transfer restrictions set forth in paragraph (a) of this Section; provided that, in any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Section and the right of first refusal in Section 46, and there shall be no further Transfer of such stock except in accord with this Section and the right of first refusal in Section 46.

~~(f)~~(g) The certificates representing shares of ~~stock~~ Common Stock of the corporation shall bear on their face the following legend so long as the foregoing Transfer restrictions are in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

2. Section 46(f) of the Bylaws is hereby amended and restated in its entirety to read as follows (with the deleted text ~~struck through~~ and added text underlined and in bold):

(f) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the right of first refusal in paragraph (a) of this Section:

(1) A stockholder’s Transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any custodian or trustee for the account of such stockholder or such stockholder’s immediate family or to any limited partnership of which the stockholder, members of such stockholder’s immediate family or any trust for the account of such stockholder or such stockholder’s immediate family will be the general or limited partner(s) of such partnership. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such Transfer;

(2) A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent Transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw;

(3) A stockholder’s Transfer of any or all of such stockholder’s shares to the corporation or to any other stockholder of the corporation;

(4) A stockholder’s Transfer of any or all of such stockholder’s shares to a person who, at the time of such Transfer, is an officer or director of the corporation;

(5) A corporate stockholder’s Transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder;

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(6) A corporate stockholder’s Transfer of any or all of its shares to any or all of its stockholders;

(7) A Transfer by a stockholder which is a limited or general partnership to any or all of its partners or former partners in accordance with partnership interests; or

(8) A stockholder’s Transfer of shares of Preferred Stock of the corporation (or any shares of Common Stock issued upon conversion thereof).

In any such case other than a transaction set forth in Section 46(f)(8) above, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Section and the transfer restrictions in Section 36, and there shall be no further Transfer of such stock except in accord with this Section and the transfer restrictions in Section 36.

3. Section 46(j) of the Bylaws is hereby amended and restated in its entirety to read as follows (with the deleted text ~~struck through~~ and added text underlined and in bold):

(j) The certificates representing shares of ~~stock~~ Common Stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

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6D BYTES INC.

CERTIFICATE OF SECRETARY

I HEREBY CERTIFY THAT:

I am the duly elected and acting Secretary of 6D BYTES INC., a Delaware corporation (the “Company”); and

Attached hereto is a complete and accurate copy of Amendment No. 1 to the Bylaws of the Company as duly adopted by the Board of Directors by Unanimous Written Consent dated April 26, 2019 and said Amendment No. 1 to the Bylaws is presently in effect.

IN WITNESS WHEREOF, I have hereunto subscribed my name on May 24, 2019.

/s/ Venkateswaran Ayalur
VENKATESWARAN AYALUR
Secretary

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